Exhibit 99.1

FOR FURTHER INFORMATION:

AT CBRE REALTY FINANCE:

Michael Angerthal

Chief Financial Officer

(860) 275-6222

michael.angerthal@cbrerealtyfinance.com

FOR IMMEDIATE RELEASE

CBRE Realty Finance Announces CEO Resignation And Confirms Earnings Guidance

Hartford, CT, April 25, 2007 – The Board of Directors of CBRE Realty Finance, Inc. (NYSE: CBF) today announced that Keith Gollenberg will leave the positions of Chief Executive Officer and President and resign as a Director effective immediately. Ray Wirta, Chairman, will assume the additional responsibilities of Executive Chairman and interim CEO and President while the Company recruits a permanent successor to Mr. Gollenberg.

“We want to thank Keith for his valuable contributions in helping to create and launch the Company, and completing our initial pubic offering,” Mr. Wirta said. “However, the Board has decided that, at this time, the Company will benefit from an infusion of new leadership to implement our business plan going forward. Our key shareholder, CB Richard Ellis Group, Inc. (NYSE: CBG), supports this decision. Our parting with Keith is amicable and we wish him well in the future.”

CBRE Realty Finance is undertaking a nationwide search for the new Chief Executive Officer. Mr. Gollenberg has agreed to remain with the Company to assist during the transition.

The Company also announced that for now it will no longer pursue equity real estate investments through joint ventures, and will concentrate solely on the fixed-income arena, where it continues to see attractive opportunities. The existing equity real estate investments, which total $76 million, and represent approximately 19% of the Company’s equity are performing as expected. They will continue to be managed in accordance with their original business plans, subject to taking advantage of early opportunities to profitably exit them.

“We have confidence in our business model, and in our ability to build shareholder value through a disciplined investment strategy, complemented by our CBRE | Melody affiliation. These strengths provide a solid foundation on which we can compete in our markets and produce results consistent with the expectations we created at our IPO,” Mr. Wirta said.

The Company reaffirms its expectation that it will generate AFFO per diluted share and diluted GAAP earnings per share of between $1.10 and $1.20 and $0.86 and $0.96, respectively, for fiscal year 2007. The Company will announce its first quarter 2007 financial results prior to open of the market on May 8, 2007.

About CBRE Realty Finance, Inc.

CBRE Realty Finance, Inc. is a commercial real estate specialty finance company primarily focused on originating, acquiring, investing in, financing and managing a diversified portfolio of commercial real estate-related loans and securities. CBRE Realty Finance has elected to qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. CBRE Realty Finance is externally managed and advised by CBRE Realty Finance Management, LLC, an indirect subsidiary of CB Richard Ellis Group, Inc. and a direct subsidiary of CBRE/Melody & Company.

Forward-Looking Information

This press release contains forward-looking statements based upon the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward- looking statements. The factors that could cause actual results to vary from the Company’s forward-looking statements include the Company’s future operating results, its business operations and prospects, general volatility of the securities market in which the Company invests and the market prices of its common stock, changes in interest rates, debt securities market, general economy or commercial finance and real estate markets specifically, credit conditions of the Company’s portfolio and in the market generally, performance and financial condition of borrowers and corporate customers, increased prepayments of the mortgage and other loans underlying the Company’s investments, and other factors, which are beyond the Company’s control. The Company undertakes no obligation to publicly update or revise any of the forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission.

For more information on the company, please visit the company’s website at http://www.cbrerealtyfinance.com.

2